Exhibit 99.1

Dutch Schwartz Joins SideChannel to Lead the Company’s New Cloud Security and Architecture Practice

Worcester, MA — September 9, 2024 — SideChannel, a leading provider of comprehensive cybersecurity solutions, is excited to announce the appointment of Dutch Schwartz as Vice President of Cloud Services, where he will spearhead the Cloud Security and Architecture practice. Schwartz brings a wealth of experience in cybersecurity, having most recently served as a Principal Security Specialist at AWS. He has an extensive background partnering with CISOs across complex global accounts to develop and execute cybersecurity strategies that deliver business value.

With an impressive track record, Schwartz has exceeded quotas greater than $100 million, led teams of over 100 members, created and delivered global training for 60,000 team members, and developed marketing strategies that have generated more than $300 million in revenue. His experience spans various industries, including global financial services, media and entertainment, energy, software, healthcare and life sciences, retail, and manufacturing.

“I’m thrilled to join SideChannel and lead the cloud security and architecture practice,” said Schwartz. “With the rapid advancement of technology and the increasing threat landscape, it’s crucial for businesses to have robust, scalable cloud security strategies. I’m excited to leverage my experience to help our clients navigate these challenges and build resilient, secure cloud environments.”

Schwartz holds an MBA and cybersecurity certificates from MIT Sloan School of Management and Harvard University, as well as the AI Program from Oxford University. He is the author of “Securing Generative AI: Applying Relevant Security Controls,” which explores the intersection of AI and cybersecurity.

Brian Haugli, CEO of SideChannel, expressed his enthusiasm for Schwartz’s appointment: “We are thrilled to welcome Dutch Schwartz to our team. His extensive experience in cloud security and his ability to develop high-performance cultures will be invaluable as we continue to expand our cloud security and architecture practice. Dutch’s strategic insights and deep understanding of cybersecurity will greatly benefit our clients and further strengthen our position as a leader in cybersecurity solutions.”

In his role, Schwartz will focus on driving innovation within SideChannel’s newly established cloud security and architecture practice, a key strategic initiative designed to enhance the company’s service offerings. By expanding into cloud security, SideChannel aims to meet the growing demand for cloud-native solutions and infrastructure protection in today’s rapidly evolving digital landscape. Schwartz will lead efforts to develop cutting-edge strategies that address emerging threats, improve security posture, and help clients build secure, scalable cloud infrastructures. This new practice is expected to generate significant incremental revenue in the next fiscal year, as SideChannel continues to grow its footprint in the cybersecurity market and deliver additional value to its clients by addressing critical gaps in cloud security.

By launching this practice, SideChannel positions itself as a comprehensive partner for organizations needing holistic cybersecurity solutions, further driving business growth and client success.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent, and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

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You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

info@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.